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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions", SFAS No. 109, "Accounting for Income Taxes" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits" during 1993, dated January 30, 1996, appearing on page 53 of the Avery Dennison 1995 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Avery Dennison Corporation for the year ended December 30, 1995, on our audits of the consolidated financial statements of Avery Dennison Corporation; and of our report dated January 30, 1996, appearing in the Annual Report on Form 10-K of Avery Dennison Corporation for the year ended December 30, 1995, on our audits of the financial statement schedules listed in the index on page S-1 of the Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Los Angeles, California
January 3, 1997